                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         South Street Financial Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

                          SOUTH STREET FINANCIAL CORP.
                              Post Office Box 489
                             155 West South Street
                        Albemarle, North Carolina 28001
                                 (704) 982-9184

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 21, 2001

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of South Street Financial Corp. (the "Company") will be held on May 21, 2001, at 4:00 p.m., Eastern Time, at the main office of the Company at 155 West South Street, Albemarle, North Carolina.

     THE PURPOSES OF THE ANNUAL MEETING ARE:

     1. To elect six persons who will serve as directors of the Company for one-year terms or until their successors are duly elected and qualified;

     2. To ratify the selection of Dixon Odom PLLC, as the independent auditor for the Company for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Company's Board of Directors ("Board of Directors") is not aware of any other business to be considered at the Annual Meeting.

     The Board of Directors has established March 26, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.


                                     By Order of the Board of Directors

                                     /s/ R. Ronald Swanner

                                     R. Ronald Swanner
                                     Secretary
Albemarle, North Carolina
April 19, 2001


A form of proxy is enclosed to enable you to vote your shares at the Annual Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                         SOUTH STREET FINANCIAL CORP.


                                Proxy Statement

                      2001 Annual Meeting of Stockholders
                                 May 21, 2001

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

     These proxy materials are delivered in connection with the solicitation by South Street Financial Corp.'s (the "Company", "we" or "our") Board of Directors of proxies to be voted at the 2001 Annual Meeting of Stockholders and at any adjournment or postponement. You are invited to attend our Annual Meeting on May 21, 2001, at 4:00 p.m., Eastern Time, at the main office of the Company at 155 West South Street, Albemarle, North Carolina. This Proxy Statement and form of proxy are being mailed starting April 19, 2001. The Company's telephone number is (704) 982-9184.

Revocability of Proxy

     A proxy may be revoked at any time before its exercise by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid later-dated proxy or (3) voting by ballot at the Annual Meeting. However, if you are a beneficial owner of shares of the Company's outstanding common stock that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Annual Meeting.

Solicitation

     The Company will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf in person or by telephone, facsimile transmission or by telegram by the directors, officers and regular employees of the Company and its wholly-owned savings bank subsidiary, Home Savings Bank of Albemarle, Inc., S.S.B. (the "Bank"). We have requested brokerage houses and nominees to forward these proxy materials to the beneficial owners of shares held of record and, upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Voting at the Annual Meeting

     Regardless of how many shares of common stock you own, your vote is important to us. Since many of our stockholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxy holders to represent those stockholders who cannot be present in person.

     You are requested to vote by mail by completing, signing, dating and returning the enclosed proxy in the postage-paid envelope provided by the Company. You may vote for, against, abstain or withhold authority to vote on matters to come before the Annual Meeting. The designated proxy holders will vote your shares in accordance with your instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as follows:

     .    FOR the nominees for election to the Board of Directors named in this
          ---
               Proxy Statement
     .    FOR ratification of the selection of Dixon Odom PLLC, as the Company's
          ---
               independent auditor for the fiscal year ending December 31, 2001

If instructions are given with respect to some but not all proposals, the proxy holders will follow the instructions given and will vote FOR the proposals on
                                                         ---
which no instructions are given. If matters not described in this Proxy Statement are presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. We are not now aware of any other matters to be presented except those described in the Proxy Statement. If the Annual Meeting is adjourned, your common stock may be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions.

     You are entitled to vote your common stock if our records showed that you held your shares as of March 26, 2001 (the "Record Date"). At the close of business on the Record Date, a total of 3,152,767 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote on each matter calling for a vote of stockholders at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Annual Meeting may be adjourned in order to permit the further solicitation of proxies if there is an insufficient number of stockholders present to constitute a quorum.
Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Vote Required for Approval

     A plurality of the votes cast is required for the election of directors.
As a result, those persons nominated for election as directors who receive the largest number of votes will be elected directors. Abstentions and broker "non-votes" are not counted for purposes of the election of directors. No stockholder has the right cumulatively to vote his or her shares in the election of directors.

     The affirmative vote of a majority of the votes cast is required to approve the appointment of Dixon Odom PLLC. Abstentions and broker "non-votes" are not counted for purposes of approving this matter.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person or group who acquires the beneficial ownership of more than 5% of the common stock notify the Securities and Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding all persons or groups, as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially more than 5% of the Company's common stock.

                                  Amount and
                                  Nature of                       Percentage
                                  Beneficial                          of
Name and Address                 Ownership/(1)/                    Class/(2)/
----------------                 -------------                    -----------
Caldwell A. Holbrook, Jr.        563,077/(3),(4),(5)/                 17.7%
1700 Bellamy Circle
Albemarle, NC 28001

Joel A. Huneycutt                574,643/(4),(5),(6)/                 18.1%
P. O. Box 167
Locust, NC 28097

Douglas Dwight Stokes            580,700/(4),(5),(7)/                 18.3%
1009 Ridge Street
Albemarle, NC 28001

Greg E. Underwood                562,643/(4),(5),(8)/                 17.7%
500 North Fourth Street
Albemarle, NC 28001

_________________

/(1)/ Voting and investment power is not shared unless otherwise indicated. Also, unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.

/(2)/ Based upon a total of 3,152,767 shares of common stock outstanding at the Record Date, plus the number of shares that such individual has the right to purchase pursuant to the options described in the footnotes below.

/(3)/ Includes 3,434 shares for which Mr. Holbrook shares voting and investment power with his spouse.

/(4)/ Includes 22,482 shares underlying options that have vested or are exercisable within 60 days under the Company's Stock Option Plan.

/(5)/ Mr. Holbrook, Mr. Huneycutt, Mr. Stokes and Mr. Underwood serve as a trustees of the Home Savings Bank of Albemarle, Inc., S.S.B. Employee Stock Ownership Plan (the "ESOP"), which holds 528,168 shares of the Company's common stock. The trustees of the ESOP share certain voting and investment power of such shares.

/(6)/ Includes 13,263 shares for which Mr. Huneycutt shares voting and investment power with his spouse. This number also includes 1,737 shares held by Mr. Huneycutt's spouse. Mr. Huneycutt disclaims beneficial ownership of such shares.

/(7)/ Includes 21,057 shares for which Mr. Stokes shares voting and investment power with his spouse.

/(8)/ Includes 3,000 shares for which Mr. Underwood shares voting and investing power with his spouse.

       Set forth below is certain information as of the Record Date regarding beneficial ownership of the common stock by each of the members of the Board of Directors of the Company (including nominees for re-election at the Annual Meeting), each of the members of the board of directors of the Bank, each of the named executive officers of the Company and the Bank, and the directors and all executive officers of the Company and the Bank as a group.

                                                                      Amount and
                                                                      Nature of                      Percentage
                                                                      Beneficial                         of
Name and Address                                                    Ownership/(1)/                    Class/(2)/
----------------                                                 --------------------                -----------
Caldwell A. Holbrook, Jr.                                          563,077/(3),(4),(5)/                  17.7%
1700 Bellamy Circle
Albemarle, NC 28001

Joel A. Huneycutt                                                  574,643/(4),(5),(6)/                  18.1%
P. O. Box 167 Renee Ford Road
Locust, NC 28097

Douglas Dwight Stokes                                              580,700/(4),(5),(7)/                  18.3%
1009 Ridge Street
Albemarle, NC 28001

Greg E. Underwood                                                  562,643/(4),(5),(8)/                  17.7%
500 North Fourth Street
Albemarle, NC 28001

Carl M. Hill, President and Chief Executive Officer of             189,686/(9)/                           6.0%
the Company and Chief Executive Officer of the Bank
1415 Melchor Road
Albemarle, NC 28001

R. Ronald Swanner, Executive Vice President and                    108,923/(10)/                          3.4%
Secretary of the Company and President and Chief
Operations Officer of the Bank
1415 Northridge Drive
Albemarle, NC 28001

Directors and all executive officers as a group (7               1,030,357/(11)/                         30.4%
 persons)

-------------------------
/(1)/ Voting and investment power is not shared unless otherwise indicated. Unless otherwise noted all shares are owned directly or indirectly by the named individuals, by their spouses or minor children, or by other entities controlled by the named individuals.

/(2)/ Based upon a total of 3,152,767 shares of the common stock outstanding at the Record Date, plus the number of shares that such individual has the right to purchase pursuant to the options described in the footnotes hereto.

/(3)/ Includes 3,434 shares for which Mr. Holbrook shares voting and investment power with his spouse.

/(4)/ Includes 22,482 shares underlying options that have vested or are exercisable within 60 days under the Company's Stock Option Plan.

/(5)/ Mr. Holbrook, Mr. Huneycutt, Mr. Stokes and Mr. Underwood serve as a trustees of the Home Savings Bank of Albemarle, Inc., S.S.B. Employee Stock Ownership Plan (the "ESOP"), which holds 528,168 shares of the Company's common stock. The trustees of the ESOP share certain voting and investment power of such shares.

/(6)/ Includes 13,263 shares for which Mr. Huneycutt shares voting and investment power with his spouse. This number also includes 1,737 shares held by Mr. Huneycutt's spouse. Mr. Huneycutt disclaims beneficial ownership of such shares.

/(7)/ Includes 21,057 shares for which Mr. Stokes shares voting and investment power with his spouse.

/(8)/ Includes 3,000 shares for which Mr. Underwood shares voting and investing power with his spouse.

/(9)/ Includes 3,200 shares held by Mr. Hill's spouse. Mr. Hill disclaims beneficial ownership of such shares. This number also includes 112,412 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan.

/(10)/ Includes 10,000 shares for which Mr. Swanner shares voting and investment power with his spouse. This number also includes 89,930 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan.

/(11)/ The 528,168 shares held by the ESOP for which the trustees, Messrs. Holbrook, Huneycutt, Stokes and Underwood, share voting and investment power, and the 47,217 shares, in the aggregate, allocated under the ESOP and held by the Bank's executive officers, have been included only once in the total number of shares owned beneficially by the directors and executive officers as a group. This number includes 304,861 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended December 31, 2000, except as noted below, all of its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements. R. Ronald Swanner sold 8,993 shares of the Company's common stock on April 7, 2001 and Christopher F. Cranford sold 983 shares on March 13, 2000. Both Mr. Swanner and Mr. Cranford reported these transactions on Forms 5 filed with the SEC on February 12, 2001.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

General

     The Articles of Incorporation of the Company provide that the number of directors of the Company shall not be less than five nor more than fifteen. The exact number of directors shall be fixed or changed from time to time by the Board of Directors. The Board of Directors currently has fixed the size of the Board at six members.

     The Board of Directors has nominated the six persons named below for election as directors for terms of one year or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualified.

     The persons named in the accompanying form of proxy intend to vote any shares of the common stock represented by valid proxies received by them to elect the six nominees listed below as directors, unless authority to vote is withheld or such proxies are revoked. Each of the nominees for election is currently a member of the Board of Directors. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxy holders will vote to elect in his stead such other person as the present Board of Directors may recommend or to reduce the number of directors to be elected at the Annual Meeting by the number of such persons unable or unwilling to serve (subject to the requirements of the Company's Articles of Incorporation). The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office. In order to be elected as a director, a nominee need only receive a plurality of the votes cast. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees. No shareholder has the right cumulatively to vote his or her shares in the election of directors.

     The Board of Directors recommends a vote FOR all of the following nominees
                                              ---
for election as directors.

     The following table sets forth as to each nominee, his name, age, principal occupation during the last five years and the year he was first elected as a director of the Bank and the Company. All nominees have previously served as directors of the Bank and Company.

                                   Age on                                                            Director      Director of
                                December 31,           Principal Occupation                Term       of Bank        Company
Name                                2000              During Last Five Years             Expires       Since          Since
----                           --------------        ------------------------           ---------   ----------    -------------
Carl M. Hill                          68         CEO of the Company and the Bank           2001         1961           1996

Caldwell A. Holbrook, Jr.             53         Partner, D.A. Holbrook & Sons,            2001         1985           1996
                                                 General Contractors

Joel A. Huneycutt                     58         President, Locust Lumber Company,         2001         1984           1996
                                                 Inc.

Douglas Dwight Stokes                 55         Owner and President, Stokes               2001         1988           1996
                                                 Construction Company

R. Ronald Swanner                     52         President and Chief Operating             2001         1981           1996
                                                 Officer of the Company and the Bank

Greg E. Underwood                     38         CPA in private practice; Owner,           2001         1995           1996
                                                 Carolina Oil Co. of Albemarle, Inc.
                                                 and Barefoot Oil Co. of Albemarle,
                                                 Inc.; Secretary/Treasurer of
                                                 Southeastern Floral Corp.

Meetings of the Board and Committees of the Board

     The Board of Directors is scheduled to meet quarterly and may have additional meetings as needed. During fiscal year 2000, the Board of Directors held six (6) meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during the year ended December 31, 2000.

     The Board of Directors of the Company has one standing committee--the Audit Committee. The Audit Committee of the Board consists of Douglas Dwight Stokes, Greg E. Underwood and Joel A. Huneycutt. These members are believed to be independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. In accordance with its written charter adopted by the Board of Directors on June 19, 2000, a copy of which is attached as Appendix A, the Audit Committee meets on an as needed basis
                     ----------
and (i) oversees the independent auditing of the Company and the Bank; (ii) arranges for periodic reports from the independent auditors, from management of the Company and the Bank, and from the internal auditor of the Company in order to assess the impact of significant regulatory and accounting changes and developments; (iii) advises the Board of Directors regarding significant accounting and regulatory developments; (iv) reviews the Company's and the Bank's policies regarding compliance with laws and regulations, conflicts of interest and employee misconduct and reviews situations related thereto; (v) develops and implements the Company's and the Bank's policies regarding internal and external auditing and appoints, meets with and oversees the performance of those employed in connection therewith; and (vi) performs such other duties as may be assigned to it by the Board of Directors. The Audit Committee met one (1) time during the fiscal year ended December 31, 2000.

     The Audit Committee reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, and reviewed and discussed the audited financial statements of the Company, both with and without management present. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the Audit Committee's review and discussions with management and the independent auditors referenced above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

     The aggregate fees billed for professional services rendered by McGladrey and Pullen for the audit of the Company's annual financial statements and review of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2000 were $94,640. The aggregate fees billed for other professional services rendered by McGladrey and Pullen for the fiscal year ended December 31, 2000 were $10,526. There were no fees charged for financial information systems design or implementation.

                                         Audit Committee

                                         Douglas Dwight Stokes
                                         Greg E. Underwood
                                         Joel A. Huneycutt

     The Bank's board of directors has appointed five standing committees to which certain responsibilities have been delegated - the Loan Committee, the Audit Committee, the Nominating Committee, the Proxy Committee and the Compensation Committee. The members of the Company's Audit Committee also serve on the Bank's Audit Committee.

     The Bank's Nominating Committee, composed of Messrs. Holbrook, Huneycutt and Underwood, serves in that capacity for the Company's Board of Directors. The Bank's Nominating Committee generally meets on an annual basis and met one time during the fiscal year ended December 31, 2000.

     The Bank's Compensation Committee, composed of Messrs. Huneycutt, Holbrook and Stokes, also serves as the Company's compensation committee. The Bank's Compensation Committee meets on an annual basis and met one time during the fiscal year ended December 31, 2000. In addition, the Bank's board of directors appoints other committees of its members to perform certain more limited functions from time to time.

Directors' Compensation

     Directors' Fees. Members of the Board of Directors receive no fees or compensation for their service. However, all members of the Board of Directors also are directors of the Bank, and are compensated for that service. For their service on the Bank's board of directors, members of the board, including Mr. Hill and Mr. Swanner, receive a retainer of $2,500 per year and an additional $600 per regular monthly board meeting attended. Mr. Stokes receives an additional $300 per month for his service on the Loan Committee.

     Bank Deferred Compensation Agreements with Directors. 1985 Retirement Payment Agreements. Mr. Hill and Mr. Swanner, as well as two non-employee directors and two retired directors of the Bank, participate in a deferred compensation plan established in 1985 under which such directors, or their designated beneficiaries, would be paid specified amounts over a ten-year period beginning at age 65 (or in one case, age 70) in return for the deferral of certain amounts of the director's fees over a five-year period. If a director dies while serving as a director but before receiving all of his benefits under the agreement, payments will be made to his designated beneficiary, or if none, to his estate.

     As a condition of the agreement, each director has agreed not to engage in activities in competition with the Bank and to provide consulting services to the Bank during the period the retirement benefits are payable.

     1995 Retirement Payment Agreements. In 1995, the Bank entered into additional deferred compensation arrangements with all of its directors. Under the agreements, the Bank will pay each director a specified amount per month for a period of ten years upon the director's attainment of age 65 (or in Mr. Hill's case, beginning in 2001), in return for the deferral of certain amounts of the director's fees over a five-year period.

     If a director dies while serving as a director but before receiving all of his benefits under the agreement, payments will be made to his designated beneficiary, or if none, to his estate, unless the death is by suicide within two years of the execution of the agreement (in which case the deferred fees will be returned, with interest). If a director becomes disabled while serving as a director, but prior to attaining age 65 (or October 1, 2000 for Mr. Hill), the Bank will pay the same benefits that would be payable in the event of the director's death. If a director terminates his service to the Bank for reasons other than death or disability, he or his beneficiary shall be entitled to receive at age 65 (or October 1, 2000 for Mr. Hill) or his prior death only the vested portion of the benefit due under the agreement. Vesting occurs according to a schedule contained in the agreement. If any director's termination of service shall occur after a change in control of the Bank, the director shall be 100% vested in the retirement benefits.

     As a condition of the agreement, each director has agreed not to engage in activities in competition with the Bank and to provide consulting services to the Bank during the period that the retirement benefits are payable.

     Bank Directors Retirement Plan. In 1995, the Bank adopted a retirement plan for directors after determining that such a plan would help it attract and retain qualified directors. Under the plan all directors will be paid $1,000 per month over a ten-year period beginning after the director attains 70 years of age (the "Normal Retirement Date"). If a director dies while serving as a director but before receiving all of his benefits under the plan, payments will be made to his designated beneficiary in a lump sum or installments at the Bank's option, unless the death is by suicide within two years of the execution of the agreement. If a director becomes disabled while serving as a director, but prior to his Normal Retirement Date, the Bank will pay the benefits due under the plan, either in installments over the ten-year period or in a lump sum payment. If a director terminates his service to the Bank before his Normal Retirement Date for reasons other than death or disability, he or his beneficiary shall be entitled at the Normal Retirement Date or his prior death to receive only the vested portion of the benefits due under the plan. Vesting occurs according to a schedule contained in the agreement. If any director's termination of service shall occur after a change in control of the Bank, the director shall be 100% vested in the retirement benefits.

     As a condition of the agreement, each director has agreed not to engage in activities in competition with the Bank and to provide consulting services to the Bank during the period the retirement benefits are payable.

     The Bank has purchased life insurance on the lives of its directors to fund its obligations under the deferred compensation and directors' retirement plan agreements described above. Total expenses related to the above-described agreements were approximately $189,000 for the fiscal year ended December 31, 2000. The Bank's accrued liability for obligations under the plans amounted to $1,590,000 on December 31, 2000.

     Stock Option Plan. On October 15, 1997, the stockholders of the Company approved the South Street Financial Corp. Stock Option Plan (the "Stock Option Plan" or the "Plan"). The Company has reserved 449,650 shares of its common stock for issuance upon the exercise of options that have been granted under the Stock Option Plan. All directors, officers and employees of the Company, the Bank, and any of the Bank's subsidiaries are eligible for participation in the Plan. Options to purchase 449,650 shares of the common stock were granted on January 20, 1998. Of this amount, options to purchase 22,482 shares of the common stock were granted to each non-employee director, options to purchase 112,413 shares were granted to Mr. Hill, options to purchase 89,931 shares were granted to Mr. Swanner, and options to purchase 157,374 shares were granted to other employees. Twenty-five percent of the aggregate number of options granted to executive officers and employees of the Company and the Bank vested and became exercisable on the date of grant and 25% of the aggregate number of such options granted vest and become exercisable on each of the next three annual anniversary dates thereafter. Nonqualified stock options granted to the nonemployee directors of the Company and the Bank vested immediately and are nonforfeitable. If an option granted under the Stock Option Plan is forfeited, released, expires or is terminated unexercised, the share(s) underlying such option shall thereafter be available for the granting of options under the Stock Option Plan. However, if such forfeiture, expiration, release or termination date of an option is beyond the term of existence of the Stock Option Plan, such shares shall not be available for additional option grants.

     No cash consideration was paid for the options. The option exercise price is $12.00, the fair market value of the common stock on the date of grant based on the average high and low selling prices of the common stock on the Nasdaq National Market ("Nasdaq"), as provided in the Plan. Based on the closing market price per share paid on December 31, 2000, the fair market value of the common stock underlying the options is $6.6875 per share. The exercise price may be paid in cash or cash equivalent or, if permitted by the Committee, by delivery of shares of common stock with a market value equal to the exercise price.

     All options granted to participants under the Stock Option Plan shall become vested and exercisable at the rate determined by the Committee when making an award. Unless the Committee shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment with or service to the Company, the Bank or any subsidiary because of his death, disability or retirement; if a participant's employment with the Company, the Bank or any subsidiary is terminated for any reason other than the participant's death, disability or retirement, unvested options will not vest. In addition, all stock options will become vested and exercisable in full in the event that the optionee ceases to be an employee or director of the Company or the Bank after a change in control of the Company, as defined in the Stock Option Plan. Options granted under the Plan will have a term of ten years. Stock options are non-transferable except by will or the laws of descent and distribution.

     Options granted under the Plan were granted in tandem with stock appreciation rights, pursuant to which optionees will have the right to surrender exercisable options in exchange for payment by the Company of an amount equal to the excess of the market value of shares of common stock subject to the surrendered options over the exercise price of the surrendered options. In the discretion of the Committee, this payment may be made in cash or in shares of common stock or in some combination of cash and common stock. Stock appreciation rights shall terminate upon the exercise of the options to which they are attached. Stock appreciation rights will be subject to the same vesting and termination provisions as are applicable to the stock options to which they are attached.

     The Stock Option Plan provides that the Company's Board of Directors shall have the discretionary authority to authorize cash payments to the holders of unexercised options, both vested and unvested, equal to the amount of dividends which would have been paid on shares subject to options if the options had been exercised. No such payment may be made in connection with dividends or other distributions which result in a reduction in the option exercise price as described below. If an optionee receives such a cash payment with respect to any unvested option, and if such option is later forfeited, the optionee must repay any cash payment made with respect to the forfeited option.

     In the event of a stock split, reverse stock split or stock dividend, the number of shares of common stock under the Stock Option Plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of common stock outstanding. In addition, in the event the Company declares a special cash dividend or return of capital, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration may be adjusted to give effect to such special cash dividend or return of capital.

     Management Recognition Plan. On October 15, 1997, the stockholders of the Company approved the Home Savings Bank of Albemarle, Inc., S.S.B. Management Recognition Plan and Trust (the "MRP"). Effective October 29, 1997, restricted stock awards of 179,860 shares of the common stock were made to 41 directors, officers and employees of the Bank. On October 29, 1997, non-employee directors each received an award of 8,993 shares of restricted stock; Mr. Hill received an award of 44,965 shares and Mr. Swanner received an award of 35,972 shares. The shares awarded under the MRP were issued from authorized but unissued shares of common stock. Shares issued under the MRP were issued at no cost to recipients.

     The Board of Directors has appointed trustees of the MRP Trust who have the responsibility to invest all funds contributed by the Bank to the Trust. Recipients are entitled to direct the trustees as to the voting of MRP shares which are not yet vested and distributed to the recipient. All dividends and other cash and noncash distributions declared with respect to each unvested MRP share will be held by the trustees for the benefit of each recipient, and such dividends, including any interest earned, will be paid out proportionately by the trustees to each recipient as soon as practicable after each recipient's MRP shares vest. The shares granted vest at a rate of 25% on the effective date of the award (October 29, 1997), and 25% on each of the subsequent three anniversary dates. Awards of common stock under the MRP would immediately vest upon the disability or death of a recipient or if the participant ceases to be employed by the Company or the Bank after a change in control of the Company, as defined in the MRP. The awards are not forfeitable upon vesting.

Executive Officers

     The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

                                   Age on                                                        Employed by
                                December 31,         Positions and Occupations During          the Bank or the
Name                                2000                      Last Five Years                   Company Since
----                            ------------       ------------------------------------       -----------------
Carl M. Hill                         68           Chief Executive Officer and Chairman              1957
                                                  of the Board of the Bank; President
                                                  and Chief Executive Officer of the
                                                  Company

R. Ronald Swanner                    52           President and Chief Operations Officer            1974
                                                  of the Bank; Executive Vice President
                                                  and Secretary of the Company

Christopher F. Cranford              45           Chief Financial Officer and Treasurer             1987
                                                  of the Bank; Treasurer and Controller
                                                  of the Company


Executive Compensation

     The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company also are executive officers of the Bank and receive cash compensation from the Bank.

     The following table sets forth for the fiscal year ended December 31, 2000 certain information as to the cash compensation received by and the amounts accrued for the benefit of (i) the President and (ii) the Executive Vice President of the Bank. No other executive officer of the Bank had cash compensation during the year ended December 31, 2000 that exceeded $100,000 for services rendered in all capacities to the Bank.



                                                                                                                        All Other
                                      Annual Compensation                  Long Term Compensation Awards              Compensation
                            ------------------------------------------    --------------------------------------      ------------
                                                                                                  Securities
                                                                                                  Underlying
                                                                                                 Options/Stock
     Name and                                                                                    Appreciation
     Principal                                          Other Annual       Restricted Stock     Rights ("SARs")
     Position        Year    Salary/(1)/    Bonus     Compensation/(4)/          Awards          (in shares)/(7)/
    -----------      ----   ------------    -------    ----------------    ------------------  ------------------
Carl M. Hill         2000      $191,260   $181,251/(2)/      - - -               - - -               - - -           $84,313/(8)/
President and CEO
                     1999      $189,514   $179,627/(2)/      - - -               - - -               - - -           $86,342/(9)/

                     1998      $182,197   $211,166/(2)/      - - -            $598,601/(5)/      112,413/112,413     $46,071/(10)/

R. Ronald Swanner    2000      $131,080   $143,321/(3)/      - - -               - - -               - - -           $62,562/(11)/
Executive Vice
President            1999      $125,337   $171,786/(3)/      - - -               - - -               - - -           $61,068/(12)/

                     1998      $120,634   $167,110/(3)/      - - -            $478,877/(6)/        89,931/89,931     $28,971/(13)/

__________________

/(1)/ In addition to salary, this amount also includes $9,700, $9,700 and $9,700, each in directors' fees for Mr. Hill and Mr. Swanner for services on the Company's and the Bank's board of directors for 2000, 1999 and 1998.

/(2)/     Mr. Hill received bonuses of $181,260, $179,627 and $211,166 in 2000,
          1999 and 1998, respectively. In 1998, this amount included the value at the date of grant of a stock award made to Mr. Hill pursuant to the MRP of 11,241 shares of the common stock per year that vested immediately upon grant. The shares granted in 1998 had an aggregate fair market value of $199,528, on the date of grant. See footnote 5 below for more information on the stock grant awards made to Mr. Hill and "Management Recognition Plan" for more information about the terms of the MRP.

/(3)/ Mr. Swanner received bonuses of $143,321, $171,786 and $167,110 in 2000, 1999 and 1998, respectively. In 1998, this amount included the value at the date of grant of a stock award made to Mr. Swanner pursuant to the MRP of 8,993 shares of the common stock per year that vested immediately upon grant. Such shares had an aggregate fair market value of $74,754, on the date of grant. See footnote 6 below for more information on the stock grant awards made to Mr. Swanner and "Management Recognition Plan" for more information about the terms of the MRP.

/(4)/ Under the "Other Annual Compensation" category, perquisites for the fiscal years ended December 31, 2000, and September 30, 1999 and 1998, did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for either Mr. Hill or Mr. Swanner.

/(5)/ This amount represents the fair market value on the date of the grant (October 29, 1997) of 33,723 unvested shares awarded to Mr. Hill pursuant to the MRP. On October 29, 1997, Mr. Hill was awarded 44,965 shares of the common stock that had a fair market value of $17.75 on the date of the grant. Twenty-five percent of the shares (11,241 shares) vested immediately upon grant (the value of the vested shares, $199,528, is included under the "Bonus" category herein). The remaining 75% of the shares vested 25% each year until all shares were vested on October 15, 2000.

/(6)/ This amount represents the fair market value on the date of the grant (October 29, 1997) of 26,979 unvested shares awarded to Mr. Swanner pursuant to the MRP. On October 29, 1997, Mr. Swanner was awarded 35, 972 shares of the common stock that had a fair market value of $17.75 on the date of the grant. Twenty-five percent of the shares (8,993 shares) vested immediately upon grant (the value of the vested shares, $74,754, is included under the "Bonus" category herein). The remaining 75% of the shares vested 25% each year until all shares were vested on October 15, 2000.

/(7)/ These options, granted pursuant to the Company's Stock Option Plan, entitle Mr. Hill and Mr. Swanner to purchase, at any time after vesting and before January 20, 2008, shares of the common stock in exchange for an exercise price of $12.00 per share, which was the fair market value of the shares on the date of grant. These options vested 25% on January 20, 1998, and will vest 25% each year thereafter until all such options are vested on January 20, 2001. Options become 100% vested upon death, disability, retirement or change of control, as defined in the Stock Option Plan. In tandem with the options, Mr. Hill and Mr. Swanner were granted Stock Appreciation Rights ("SARs"),which vest in the same quantity and on the same schedule as the options. See "Director Compensation - Stock Option Plan" for more information about the terms of the Stock Option Plan, including a further description of the SARs.

/(8)/ Includes $23,300 accrued under supplemental income agreements established for the benefit of Mr. Hill. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Hill. See "- Bank Supplemental Income Agreements". Also includes $61,013, the amount contributed by the Bank for Mr. Hill's benefit under the ESOP.

/(9)/ Includes $21,000 accrued under supplemental income agreements established for the benefit of Mr. Hill. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Hill. See "- Bank Supplemental Income Agreements". Also includes $65,342, the amount contributed by the Bank for Mr. Hill's benefit under the ESOP.

/(10)/ Includes $27,000 accrued under supplemental income agreements established for the benefit of Mr. Hill. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Hill. See "- Bank Supplemental Income Agreements". Also includes $19,071, the amount contributed by the Bank for Mr. Hill's benefit under the ESOP.

/(11)/ Includes $13,600 accrued under supplemental income agreements established for the benefit of Mr. Swanner. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Swanner. See "-Bank Supplemental Income Agreements". Also includes $48,962, the amount contributed by the Bank for Mr. Swanner's benefit under the ESOP.

/(12)/ Includes $10,500 accrued under supplemental income agreements established for the benefit of Mr. Swanner. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Swanner. See "-Bank Supplemental Income Agreements". Also includes $50,568, the amount contributed by the Bank for Mr. Swanner's benefit under the ESOP.

/(13)/ Includes $9,900 accrued under supplemental income agreements established for the benefit of Mr. Swanner. Such amounts accrued under the supplemental income agreements have not been paid to Mr. Swanner. See "-Bank

          Supplemental Income Agreements". Also includes $19,071, the amount contributed by the Bank for Mr. Swanner's benefit under the ESOP.

                                       Aggregated Option/SAR Exercises in Last Fiscal Year
                                              and Fiscal Year-End Option/SAR Values




                              Shares                        Number of Securities Underlying        Value of Unexercised In-the-
                            Acquired on      Value            Unexercised Options/SARs at             Money Options/SARs at
Name                         Exercise       Realized              Fiscal Year End/(1)/                    Fiscal Year End/(2)/
----                      --------------  ------------   ------------------------------------  -----------------------------------
                                                             Exercisable        Unexercisable     Exercisable        Unexercisable
                                                         --------------------   -------------  -----------------     -------------
Carl M. Hill                      0             $0          112,413/112,413          0/0               $0                  $0
R. Ronald Swanner                 0             $0            89,931/89,931          0/0               $0                  $0

________________

/(1)/ All stock options were granted as of January 20, 1998, and were completely vested on January 20, 2001.

/(2)/ Dollar amounts shown represent the value of stock options held by Mr. Hill and Mr. Swanner as of December 31, 2000. None of Mr. Hill's or Mr. Swanner's options were "in-the-money" at such date. An option is considered to be "in-the-money" if the fair market value of the Company's common stock exceeds the exercise or base price of the shares subject to the options as of the fiscal year end (in this case December 31, 2000). At December 31, 2000, the exercise price of the stock options was $12.00. On December 31, 2000, the closing market price per share for the common stock as reported on Nasdaq was $6.563.


          Bank Supplemental Income Agreements. 1985 Agreements. The Bank entered into Supplemental Income Agreements with Mr. Hill and Mr. Swanner on October 1, 1985. The agreements provide that the Bank will pay Mr. Hill $1,200 per month for a continuous period of 216 months, and Mr. Swanner $861 per month for a continuous period of 180 months. Mr. Hill's benefits will commence on the later of his 62nd birthday or his actual retirement. Mr. Swanner's benefits will commence on the first day of the month following his 65th birthday. If the executive dies while employed by the Bank but before receiving any or all of the payments due under the agreement, the remaining payments will be made to his designated beneficiary, or, if none, to his estate. If the executive becomes disabled prior to his retirement from the Bank, the Bank will pay him the benefits due under the agreement. The plan also provides for an early retirement benefit upon retirement with 25 years of service with the Bank.

          As a condition of the agreements, Mr. Hill and Mr. Swanner must be available to provide consulting services to the Bank during the period the retirement payments are payable and must not engage in activities in Stanly County, North Carolina in competition with the Bank.

          1995 Agreements. In September 1995, the Bank also entered into Supplemental Income Agreements with Mr. Hill and Mr. Swanner. Under the agreements, the Bank will pay Mr. Hill $25,000 annually and Mr. Swanner $15,000 annually for a period of fifteen years upon the executive's attainment of age 65 or actual retirement, if later.

          If the executive dies while employed by the Bank but before receiving all of his benefits under the agreement, payments will be made to his designated beneficiary, or if none, to his estate, unless the death is by suicide, within two years of the execution of the agreement. If the executive becomes disabled while employed by the Bank, but prior to attaining age 65, the Bank will pay the same benefits that would be payable in the event of the executive's death, either in installments over the fifteen-year period or in a lump sum payment. If the executive terminates his service to the Bank for reasons other than death or disability, he or his beneficiary shall be entitled to receive at age 65 or his prior death only the vested portion of the benefits due under the agreement. Vesting occurs according to a schedule contained in the agreement. If the executive's termination of service shall occur after a change in control of the Bank, the executive shall be 100% vested in the retirement benefits.

     As a condition of the agreement, each executive has agreed not to engage in activities in competition with the Bank in Albemarle, North Carolina, and to provide consulting services to the Bank during the period that the retirement benefits are payable.

     The Bank has purchased life insurance on the lives of Mr. Hill and Mr. Swanner to fund its obligations under the agreements described above. Total expenses related to those agreements were $30,000 for the fiscal year ended December 31, 2000, and the Bank's accrued liability for plan obligations amounted to $569,000 on December 31, 2000.

     Retirement Plan. The Bank maintains a non-contributory defined benefit pension plan ("Pension Plan") for the benefit of all of its employees who have completed one year of service and who are at least 21 years of age. Under the Pension Plan, the Bank annually contributes an actuarially determined amount to provide a benefit for each participant at retirement.

     Participants are fully vested in amounts contributed to the Pension Plan on their behalf by the Bank after completing five years of service. Benefits under the plan are payable in the event of the participant's retirement, death, disability or termination of employment.

     Normal retirement age under the Pension Plan is the later of (a) age 65 or
(b) the fifth anniversary of the date an employee first became a participant in the Pension Plan ("Normal Retirement Age"). Subject to certain restrictions on maximum benefits required by federal law, upon reaching Normal Retirement Age, each participant will receive a retirement benefit in the form of a straight life annuity, determined pursuant to a formula which takes into consideration a participant's "final average compensation," years of service with the Bank and the participant's expected benefits from Social Security. In general, for purposes of the Pension Plan, a participant's "Final Average Compensation" is defined as his average annual compensation for those five consecutive years in the last ten calendar years immediately preceding Normal Retirement Age that produce the highest average. The plan also offers early retirement to participants who have completed fifteen years of service and who are at least fifty-five years of age.

     The following table shows the retirement benefit payable for a range of compensation and years of service for a person who retires at Normal Retirement Age. These are hypothetical benefits based upon the plan's normal benefit formula.

Earnings Credited for                               Years of Service at Normal Retirement
 Retirement Benefits                                -------------------------------------
 -------------------                 15               20               25               30             35
                                   -------          -------          -------          -------        -------
$ 25,000......................     $ 4,688          $ 6,250          $ 7,813          $ 9,375        $10,938
$ 50,000......................     $11,038          $14,718          $18,397          $22,077        $25,756
$ 75,000......................     $18,163          $24,218          $30,272          $36,327        $42,381
$100,000......................     $25,288          $33,718          $42,147          $50,577        $59,006
$125,000......................     $32,413          $43,218          $54,022          $64,827        $75,631
$150,000......................     $39,538          $52,718          $65,897          $79,077        $92,256

The benefits listed above are annual amounts and are based on the assumption that the participant is age 65. As of December 31, 2000, the Final Average Compensation and years of service for Mr. Hill and Mr. Swanner would have been:
Mr. Hill - $179,160 and 43 years; Mr. Swanner - $116,872 and 26 years.

     Employee Stock Ownership Plan. The Bank has established the ESOP for eligible employees of the Bank. Employees with 1,000 hours of employment in a plan year and who have attained age 21 are eligible to participate. The ESOP borrowed funds from the Company and used the funds to purchase 359,720 of the shares of common stock issued in connection with the Bank's conversion from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Conversion").

     Collateral for the Company's loan to the ESOP is the common stock purchased by the ESOP. The loan will be repaid principally from the Bank's discretionary contributions to the ESOP over a period of 15 years or less. Dividends, if any, paid on shares held by the ESOP may also be used to reduce the loan. The loan has not been guaranteed by the Bank. On January 8, 1998, the Company paid a $6.00 per share return of capital in the form of a special dividend to its stockholders. As of September 30, 1999, the ESOP had purchased 168,448 shares of common stock in the open market using funds received as a special dividend in addition to the 359,720 shares purchased in the Conversion and now holds, net of shares allocated or committed to be allocated to participants' accounts, in the aggregate, 528,168 shares.

     Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid. Contributions to the ESOP relative compensation in the year of allocation. Benefits vest in annual increments with full vesting upon attaining five years of service (with credit given for years of service prior to the Conversion). Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement (or early retirement), or disability will receive only vested benefits under the ESOP. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Benefits immediately vest and are payable upon death or disability. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

       The Bank has established a committee of the board of directors to administer the ESOP. Trustees for the ESOP were appointed prior to the Conversion. The ESOP committee may instruct the trustees regarding investment of funds contributed to the ESOP. Participating employees may instruct the trustees as to the voting of all shares allocated to their respective ESOP accounts. The unallocated shares held in the suspense account, and all allocated shares for which voting instructions are not received, will be voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

       Stock Option Plan and Management Recognition Plan. See "Director Compensation - Stock Option Plan" and "-Management Recognition Plan" for a discussion of the executive officers' benefits under those plans.

       Employment Agreements. In 1996 the Bank entered into employment agreements with Carl M. Hill and R. Ronald Swanner in order to establish their duties and compensation and to provide for their continued employment with the Bank. The agreements provide for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, each agreement may be extended for an additional year. Each agreement provides that base salary shall be reviewed by the board of directors of the Bank not less often than annually. Under the terms of the agreements, Mr. Hill's annual base salary was $181,560 for the 2000 fiscal year and Mr. Swanner's annual base salary was $121,380 for the 2000 fiscal year. In addition, the employment agreements provide for discretionary bonuses and participation in all other pension, profit-sharing or retirement plans maintained by the Bank or by the Company for employees of the Bank, as well as fringe benefits normally associated with such employee's office, including the use of a company car. The employment agreements provide that they may be terminated by the Bank for cause, as defined in the agreement, and that they may otherwise be terminated by the Bank (subject to vested rights) or by the employee. In the event of a change in control (as defined below), the terms of each agreement shall be automatically extended for three years from the date of the change of control, and the employee's base salary shall be increased at least 6% annually.

       The employment agreements provide that the nature of the employee's compensation, duties or benefits may not be diminished following a change in control of the Bank or the Company. For purposes of the employment agreements, a change in control generally will occur if (i) after the effective date of the employment agreement, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to, or are acquired by, any other entity or group.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Bank's board of directors serves the role of the Compensation Committee for the Company. The Compensation Committee determines the compensation of the executive officers and the Bank's other employees. During the fiscal year ended September 30, 1999, the Compensation Committee consisted of Caldwell A. Holbrook, Jr., Joel A. Huneycutt and Douglas
D. Stokes. None of the members of the Compensation Committee were officers or employees of the Bank or the Company during 1999 or in prior years.

Report of Compensation Committee on Executive Compensation

     It is the responsibility of the Bank's Compensation Committee to review and evaluate the performance of the Bank's executive officers. The salary of each executive officer, including Mr. Hill, the President and Chief Executive Officer, and Mr. Swanner, the Executive Vice President, is determined based upon market factors, including salaries and benefits offered for similar positions by financial institution competitors of similar size and characteristics, and the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day to day operations. In addition, the executive officers of the Bank are eligible to receive discretionary bonuses - as are all other employees - declared by the Bank's board of directors.

                                         Compensation Committee

                                         Caldwell A. Holbrook, Jr.
                                         Joel A. Huneycutt
                                         Douglas Dwight Stokes

Performance Graph

     The Company is required to provide its stockholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the chart is to help stockholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid executive officers.

     However, the stockholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. Stockholders should thus consider other relevant performance indicators in assessing shareholder return, such as growth in earnings per share, book value per share, and cash dividends per share, along with return on equity and return on assets.

     The following graph compares the Company's cumulative shareholder return on the common stock with a Nasdaq (U.S. companies) index and with a savings institution peer group whose stock is quoted on Nasdaq. The graph was prepared using data through December 31, 2000.

               Comparison of Five--Year Cumulative Total Returns
                             Performance Graph for
                         South Street Financial Corp.

                              [performance graph]

----------------------------------------------------------------------------------------------------------------
                                    Legend
Symbol          CRSP Total Returns Index for:              10/1996  12/1996  12/1997  12/1998  12/1999  12/2000
-----           ----------------------------               -------  -------  -------  -------  -------  -------
________  [_]   South Street Financial Corp.                100.0    109.8     153.3    100.3    93.0     93.9
_ _ _ _    *    Nasdaq Stock Market (US Companies)          100.0    104.4     127.9    180.4   335.2    201.5
--------   .    NASDAQ Stocks (SIC 6030-6039 US Companies)  100.0    112.5     194.9    179.0   153.5    197.9
                Savings Institutions
Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 10/03/1996.
------------------------------------------------------------------------------------------------------------------

Certain Indebtedness and Transactions of Management

     The Bank makes loans to its executive officers and directors in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates, collateral and repayment terms, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to its executive officers and directors at terms more favorable than could be obtained by persons not affiliated with the Bank. The Bank's policy concerning loans to executive officers and directors currently complies with such regulations.


                                  PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

Change in Independent Accountants

     As of February 21, 2001, Dixon Odom PLLC was engaged as the Bank's new independent auditor. Prior to that time, McGladrey & Pullen, LLP served as the Bank's independent auditor. The decision to change independent auditors was made by the Company's Audit Committee after soliciting bids on the Company's auditing work and was approved by the Board of Directors. McGladrey & Pullen's report on the Bank's financial statements for the fiscal years ended September 30, 1998, September 30, 1999 and December 31, 2000 did not contain adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or procedure which, if not resolved to the satisfaction of the auditor, would have caused it to make reference to the subject of such disagreement in connection with its reports. During its three most recent fiscal years, the Bank has not consulted Dixon Odom PLLC with regard to either
(i) application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Bank's financial statements, or (ii) any matter that was either the subject of a disagreement or reportable event.

     The Board of Directors of the Bank has selected Dixon Odom PLLC as independent certified public accounts to audit the financial statements of the Bank for the fiscal year ending December 31, 2001. The Company filed a Form 8-K on February 23, 2001 disclosing this change in the Company's independent auditors and filed on Form 8-K/A on March 6, 2001 with a letter from McGladrey and Pullen stating that they had no disagreements with the statements in the Company's February 23, 2001 Form 8-K. Dixon Odom PLLC was engaged by the Bank during the first quarter of 2001 to serve as the independent auditors of the Company for the fiscal year ended December 31, 2001. Such selection is being submitted to the Company's stockholders for ratification.

     The Board of Directors recommends that the stockholders vote FOR this
                                                                  ---
proposal.

                PROPOSALS FOR 2002 ANNUAL STOCKHOLDERS' MEETING

     It is presently anticipated that the 2002 Annual Meeting of Stockholders will be held in May of 2002. In order for shareholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company's executive office not later than December 21, 2001 and meet all other applicable requirements for inclusion therein.

     In the alternative, a shareholder may commence his own proxy solicitation and present a proposal from the floor at the 2002 Annual Meeting of Shareholders of the Company. In order to do so, the shareholder must notify the Secretary of the Company in writing, at the Company's principal executive office no later than March 6, 2002, of his proposal. If the shareholder wants to stop the Company from voting proxies (under the discretionary authority granted by the form of proxy to be solicited by the Company for use at the 2002 Annual Meeting) on his proposal, the notice must also state the shareholder's intent to solicit the required number of votes for passage of his proposal and the shareholder must provide evidence to the Company that the solicitation has occurred.

     The Company's bylaws provide that, in order to be eligible for consideration at the annual meeting of stockholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

                                 OTHER MATTERS

     Management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof. If any other matters shall properly come before the Annual Meeting, it is intended that the proxy holders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

                                 MISCELLANEOUS

     The Annual Report of the Company for the year ended December 31, 2000, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of this Proxy Statement or a solicitation of proxies.

     THE FORM 10-K FILED BY THE COMPANY WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE TO THE COMPANY'S STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO: SOUTH STREET FINANCIAL CORP., POST OFFICE BOX 489, 155 WEST SOUTH STREET, ALBEMARLE, NORTH CAROLINA 28001, ATTENTION: CARL M. HILL.

                                    By Order of the Board of Directors,

                                    /s/ R. Ronald Swanner
                                    R. Ronald Swanner
                                    Secretary

Albemarle, North Carolina
April 19, 2001

                                 REVOCABLE PROXY
                          SOUTH STREET FINANCIAL CORP.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2001
                                     4:00 PM

     The undersigned hereby appoints the official proxy committee of South Street Financial Corp. (the "Company") comprised of Douglas D. Stokes, Joel A. Huneycutt and Greg E. Underwood, each with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the office of the Company, 155 West South Street, Albemarle, North Carolina, on May 21, 2001 at 4:00 p.m. and at any and all adjournments thereof, as follows:

                                                             With-     For All
                                                 For         hold       Except

1.   The approval of the election of the         [_]         [_]         [_]
     following named directors:

     Carl M. Hill, Caldwell A. Holbrook, Jr., Joel A. Huneycutt, Douglas Dwight Stokes, R.Ronald Swanner and Greg E.Underwood will serve as directors of the Company until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualify

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                                 For       Against     Abstain

2.   The ratification of Dixon Odom              [_]         [_]         [_]
     PLLC as the independent auditor of
     the Company for the year ending
     December 31, 2001.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.

     If no instructions are given, the proxy will be voted FOR the nominees for election to the Board of Directors named in this Revocable Proxy and for the ratification of the selection of Dixon Odom PLLC as the independent auditor for the Company for the 2001 fiscal year. If instructions are given with respect to one but not both proposals, such instructions as are given will be followed and the proxy will be voted FOR the proposal on which no instructions are given.

Please be sure to sign and date this Proxy in the box below.       Date
--------------------------------------------------------------------------------


---- Stockholder sign above ----------  Co-holder (if any) sign above ----------

--------------------------------------------------------------------------------

  . Detach above card, sign, date and mail in postage paid envelope provided. .

                          SOUTH STREET FINANCIAL CORP.

--------------------------------------------------------------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and of a Proxy Statement dated April 19, 2001.
     Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

----------------------------------------

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